EXHIBIT 8
JOINT FILING AGREEMENT
C3 Initial Assets LLC, C-III Capital Partners LLC, Island C-III Manager LLC, Anubis Advisors LLC, Island Capital Group LLC and Andrew L. Farkas, in compliance with Rule 13d-1(k) of the Securities and Exchange Commission, hereby agree that the amendment to the Schedule 13D to which this Agreement is attached as an exhibit is, and any amendments thereto filed by any of us will be, filed on behalf of each such person or entity, that each such person or entity is responsible for the timely filing of the Schedule 13D and any amendments thereto and for the completeness and accuracy of the information concerning such person or entity contained therein.
Date: March 16, 2010

C3 INITIAL ASSETS LLC
By:	/s/ Jeffrey P. Cohen
	Name:	Jeffrey P. Cohen
	Title:	President

C-III CAPITAL PARTNERS LLC By: Island C-III Manager LLC, its Manager
By:	/s/ Andrew L. Farkas
	Name:	Andrew L. Farkas
	Title:	Chief Executive Officer

ISLAND C-III MANAGER LLC
By:	/s/ Andrew L. Farkas
	Name:	Andrew L. Farkas
	Title:	Chief Executive Officer

ANUBIS ADVISORS LLC
By:	/s/ Andrew L. Farkas
	Name:	Andrew L. Farkas
	Title:	Chief Executive Officer

ISLAND CAPITAL GROUP LLC
By:	/s/ Andrew L. Farkas
	Name:	Andrew L. Farkas
	Title:	Chairman and Chief Executive Officer

/s/ Andrew L. Farkas
Andrew L. Farkas

Schedule A
Executive Officers of Anubis Advisors LLC
The following sets forth the name, position, and principal occupation of each executive officer of Anubis Advisors LLC. Each such person is a citizen of the United States of America. Except as set forth below, the business address of each officer is c/o Island Capital Group LLC, 717 Fifth Avenue, 18th Floor, New York, New York 10022. To the best of Anubis Advisors LLC’s knowledge, except as set forth in this amendment to the Schedule 13D, none of the executive officers of Anubis Advisors LLC owns any share of the Issuer.

Name	Title
Andrew L. Farkas	Chief Executive Officer
Jeffrey P. Cohen	President
Frank M. Garrison	Vice President
104 Woodmont Boulevard, Suite 219
Nashville, Tennessee 37205
James A. Aston	Treasurer
200 Whitsett Street, Suite 100
Greenville, South Carolina 29601